UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2010

ENERGY COMPOSITES CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-52397	88-0409170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Commerce Drive, Wisconsin Rapids, WI  54494
(Address of principal executive offices) (Zip Code)

(715) 421-2060
Registrant’s telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 3, 2010, the Board of Directors of the Registrant approved a debt for equity exchange transaction between M&W Fiberglass, LLC, an entity wholly owned by the Registrant’s majority shareholders Jamie L. and Jennifer L. Mancl, and the Registrant.  The transaction, which closed on August 13, 2010, resulted in the conversion of the outstanding principal and interest under the existing long-term note with M&W Fiberglass to common shares of the Registrant at $2.50 per share.  The principal balance of the note converted at August 13, 2010 was $970,770 and accrued interest was $5,455 which upon conversion resulted in the issuance of 390,490 restricted common shares of the Registrant.  The exchange results in a $970,000 reduction in the Registrant’s long-term debt obligations and an improvement in stockholder’s equity (additional paid-in capital) of $976,225.

Item 9.01                      Financial Statements and Exhibits

Regulation S-K Number	Document
10.1	Debt Exchange Agreement with M & W FIBERGLASS, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY COMPOSITES CORPORATION
August 19, 2010	By: /s/ Jamie Lee Mancl
Jamie Lee Mancl
President

Exhibit Index

Regulation S-K Number	Document
10.1	Debt Exchange Agreement with M & W FIBERGLASS, LLC